Exhibit 10.1

                         DEVELOPMENT SERVICES AGREEMENT


     THIS DEVELOPMENT SERVICES AGREEMENT is made and dated for reference as effective on this 1st day of March, 2001 (the "Effective Date").


BETWEEN:
--------

     OLYMPIC RESOURCES LTD. a company duly incorporated and having a business office and an address for notice and delivery located at 999 West Hastings Street, Vancouver, BC

     (hereinafter referred to as the "Company");

                                                               OF THE FIRST PART
                                                               -----------------

AND:
----

     DARYL POLLOCK, doing business as DWP Consultants, a proprietorship having an address for notice and delivery located at 2927 Tower Hill, West Vancouver, B.C., V7V 4W6 (hereinafter referred to as the "Consultant");

                                                              OF THE SECOND PART
                                                              ------------------


     (the Company and the Consultant being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).


     WHEREAS:
     --------

A. The Company is a reporting company listed on the CDNX;

B. The Consultant is a proprietorship owned and controlled by Mr. Daryl Pollock ("Mr. Pollock"), the current President and Chief Executive Officer and a Director of the Company, who has, together with the Consultant, expertise in the development and financing of both junior oil and gas and non-reporting and reporting companies;

C. Mr. Pollock, as President of the Company has been the driving force and the visionary who has lead the Company to develop a substantial and rapidly growing hydrocarbon asset base and revenue production stream (the asset base and production and the Company's development thereto are collectively, the "Business"), managed the raising of the Company's financing and the Consultant, through Mr. Pollock, is continuing managing the Company's Business and is the premier driving force in the Company's development and is anticipated to remain such for the foreseeable future;

D. The Company is hereby desirous of formally retaining the Consultant, and through the Consultant Mr. Pollock, in order to ensure that the Company can rely upon the skills required continuing to be available to the Company, and the Consultant is hereby desirous of accepting such position in order to provide such development and financial services as may be necessary and determined by the Company, from to time and in its sole and absolute discretion, to develop and finance the development of the Business during the term of this agreement (the "Agreement");


     NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS
FOLLOWS:


                                    Article 1
                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

     (a) "Agreement" means this Development Services Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

     (b) "Arbitration Act" means the Commercial Arbitration Act (British Columbia), R.S.B.C. 1996, as amended;

     (c) "Board of Directors" means the Board of Directors of the Company as duly constituted from time to time;

     (d) "business day" means any day during which Canadian Chartered Banks are open for business in the City of Vancouver, Province of British Columbia;

     (e) "Effective Date" has the meaning ascribed to it on the front page of this Agreement;

     (f)  "Fee" has the meaning ascribed to it in section "4.1" hereinbelow;

     (g) "General Services" has the meaning ascribed to it in section "2.1" hereinbelow;

     (h) "Indemnified Party" has the meaning ascribed to it in section "6.1" hereinbelow;

     (i) "Parties" or "Party" means the Company and/or the Consultant hereto, as the context so requires, together with their respective successors and permitted assigns as the context so requires;

     (j) "subsidiary" means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the directors of such company or companies) are for the time being owned by or held for that company and/or any other company in like relation to that company and includes any company in like relation to the subsidiary;

     (k)  "Business" has the meaning ascribed to it in recital "C" hereinabove;

1.2 Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

     (b) the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

     (c) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

     (d) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.


                                    Article 2
                      SERVICES AND DUTIES OF THE CONSULTANT
                      -------------------------------------

2.1 General Services. During the Term (as hereinafter defined) of this Agreement the Company hereby agrees to retain the Consultant, and through the Consultant Mr. Pollock, and the Consultant hereby agrees to accept such retainer in order to provide such development and financing services as may be necessary, as determined by the Company, to develop and finance the Business during the Term and during the continuance of this Agreement (collectively, the "General Services"). It is expressly acknowledged and agreed by the Parties hereto that the Consultant, and through the Consultant Mr. Pollock, shall commit and provide to the Company the General Services not on an exclusive basis but on a priority in accordance with the needs of the Company.

2.2 Specific Services. Without in any manner limiting the generality of the General Services to be provided by the Consultant, it is hereby agreed that the Consultant will provide the following specific development and financing services to the Company, or to any of the Company's subsidiaries:

     (a) leadership in the identification of projects that fall within the ambit of the Company's mission statement and which may enhance shareholder value for the Company;

     (b) leadership in the liaison with the media and all financial institutions with a view to enhancing and promoting the image of the Company;

     (c) leadership in the development of all aspects of any program in connection with the development and the financing of the development of the Business;

     (d) leadership in the creation, development, coordination and administration of any and all development and financing programs in respect of the Business and each of their proposed or potential commercial applications together with all capital funding projects and resources which are, or which may be, necessarily incidental thereto;

     (e) leadership in the negotiation of all proposed or potential joint venture and/or financing arrangements in connection with the ongoing development of the Business and each of their proposed or potential commercial applications;

     (f) leadership in the preparation and dissemination of any and all business plans, news releases and special shareholder or investment reports for the Company, or for any of the Company's subsidiaries, as the case may be and as may be determined by the Company in its sole and absolute discretion, and in connection with the ongoing development and financing of the Business;

     (g) leadership in the setting up of all corporate alliances for the Company, or for any of the Company's subsidiaries, as the case may be and as may be determined by the Company in its sole and absolute discretion, with all potential and strategic business and financial partners for the purposes of the ongoing development and financing of the Business; and

     (h) leadership in all other development and financing services in connection with the Business as may be directed, from time to time, by the Board of Directors of the Company in its sole and absolute discretion.

2.3 Additional Duties respecting the Services. Without in any manner limiting the generality of the General Services and Specific Services (collectively also called the "Services") it is hereby also agreed that the Consultant will devote such of the Consultant's time to the Services as may be determined and required, from time to time, by the Board of Directors of the Company, in its sole and absolute discretion, for the performance of said Services faithfully, diligently, to the best of the Consultant's abilities and in the best interests of the Company. In addition it is hereby also agreed that the Consultant will:

     (a) be responsible for the initiation, planning, direction and execution of such development and financing programs as may be necessary for the Business so as to allow them to be highly productive and profitable for the Company;

     (b) be responsible for maintaining a strong industry profile through ongoing liaising with the public and the media and through participation at Business conferences;

     (c) be responsible for the identification and recommendation of suitable development and public relations staff for the Company, or for any of the Company's subsidiaries, as the case may be and as may be determined by the Company in its sole and absolute discretion, to both provide and lead further services for or in connection with the ongoing development and financing of the Business and Business; and

     (d) be responsible for all other development and financing services in connection with the Business as may be directed, from time to time, by the Board of Directors of the Company in its sole and absolute discretion.

                                    Article 3
                          TERM, RENEWAL AND TERMINATION
                          -----------------------------

3.1 Term. The term of this Agreement (the "Term") is for a period of five calendar years commencing on the Effective Date.

3.2 Annual Performance Review. The performance of the Consultant will be reviewed annually. However, if the Company decides to terminate the Agreement based upon the Consultant's performance, then all of the provisions of Artilce 3 will apply.

3.3 Automatic Renewal by the Company. This Agreement shall renew automatically for subsequent two year periods if not specifically terminated in accordance with the below provisions. The Company agrees to notify the Consultant in writing at least 120 calendar days prior to the end of the Term of its intent not to renew this Agreement (the "Company's Non-Renewal Notice"). Should the Company fail to provide a Company's Non-Renewal Notice this Agreement shall automatically renew on a two year to two year basis after the Term until specifically terminated by a Company's Non-Renewal Notice within 120 calendar days prior to the end of any such one year renewal period. Any such renewal shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the Parties.

3.4 Termination for cause by the Company. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time by the Company in the event:

     (a) the Consultant fails to cure a material breach of any provision of this Agreement within 30 calendar days from its receipt of written notice from the Company (unless such breach cannot be reasonably cured within said 30 calendar days and the Consultant is actively pursuing to cure said breach);

     (b) the Consultant is willfully non-compliant in the performance of the Consultant's respective duties under this Agreement within 30 calendar days from its receipt of written notice from the Company (unless such willful non-compliance cannot be reasonably corrected within said 30 calendar days and the Consultant is actively pursuing to cure said willful non-compliance);

     (c) the Consultant commits fraud or serious neglect or misconduct in the discharge of the Consultant's respective duties hereunder or under the law; or

     (d) the Consultant becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 30 calendar days.

     In any such event the respective obligations of each of the Parties hereto under this Agreement (and including, without limitation, the Consultant's ongoing obligation to provide the Services and the Company's ongoing obligation to provide the Fee, the Expense payment reimbursements and the Options (each as hereinafter determined) will immediately terminate. However, where the Consultant disputes a notice hereunder, the burden shall be on the Company and this Agreement shall continue in full force and effect until agreement as to resolution or determination (final or interlocatory) by a competent tribunal.

3.5 Termination without cause by the Company. Notwithstanding any other provision of this Agreement, this Agreement may also be terminated by the Company at any time after the Effective Date and during the Term, and any extension, upon its delivery to the Consultant of written notice, or payment in lieu, of its intention to do so (the "Company's Notice of Termination") at least 180 calendar days prior to the effective date of any such termination, excepting only if less remains in the Term then for the remainder of the Term and with proper giving of the Company's Non-Renewal Notice (the last day of such notice period called the "Effective Termination Date"). In any such event the respective obligations of each of the Parties hereto under this Agreement (and including, without limitation, the Consultant's ongoing obligation to provide the Services and the Company's ongoing obligation to provide the Fee, the Expense payment reimbursements and the Options) will continue until such Effective Termination Date as provided for in the Company's Notice of Termination and, furthermore, upon the Effective Termination Date the Company will also be obligated to provide the Consultant the Termination Fee.

3.6 Termination Fee. In the event that this Agreement is terminated after the issuance of a Non-Renewal Notice or issuance of a Company Notice of Termination, or fails to renew due to failure of agreement of negotiation terms, the Consultant shall receive a termination fee (the "Termination Fee") equal to the sum of:

     (a) at the Consultant's election, continuance of any option for the lesser of one year or the period permitted by applicable regulation, or buy-out of any outstanding stock options for a price equal to the thirty day average market price of the Company's shares on its principal trading exchange the day prior to either party's termination notice and multiplied by the number of shares under option and less the exercise price thereof; plus

     (b)  the multiple of:

          (i) the aggregate remaining Fee for the unexpired remainder of the Term; plus

          (ii) three months of Fee for each year, or portion thereof, served after the Effective Date;

          but that any Fee multiple shall not be less than 12 and not more than 24, except as set forth below.

Notwithstanding the foregoing, this Agreement shall be considered terminated without fault of the Consultant, at its sole option at any time within six months of its reasonable knowledge of such event, and the Termination Fee shall be paid as liquidated damages for imputed constructive breach if:

     (a) without the consent of the Consultant, its representative person, is removed or not reappointed as an officer or director of the Company; or

     (b) without the consent of the Consultant or without agreement as to a termination fee multiple if the Consultant wishes to resign or is to be terminated, there is a change of control of the Board of Directors or of the Company; or

     (c) this Agreement is terminated or repudiated by the Company without due and proper cause or otherwise not in compliance with this Agreement;

and the Parties acknowledge that the foregoing actions, if effected without the Consultant's consent, would materially damage the Consultant's interests or reputation.

3.7 Disability or Death. In the event that the Consultant is unable to provide the Services due to protracted disability or sickness or the death of its principal, it may, at any time, declare such to the Company and may terminate this Agreement as a without fault termination and the Termination Fee shall be payable. The Company may elect to effect such termination, and shall pay the Termination Fee, in the case of death of the Consultant's principal or in the event that sickness or disability has continued for a period in excess of 120 days.

                                    Article 4
                 GENERAL SERVICES COMPENSATION OF THE CONSULTANT
                 -----------------------------------------------

4.1 Fee. It is hereby agreed that the Consultant shall render the Services on a monthly basis of a fee of $8000 CDN (the "Fee"); with such Fee being due and payable by the Company to the Consultant, in the Consultant's sole and absolute discretion, in either United States or Canadian dollars and with a pre-determined exchange rate of U.S. $1.00 equaling Cdn. $1.50; and with such Fee being due and payable on the first business day of the month in advance. It is understood that the Fee retains the services of the Consultant and its personnel for an aggregate of up to 30 man-hours per week ("Retained Hours"), averaged and aggregated on a monthly basis. Personnel of the Consultant provided to the Company shall have the benefit of all such medical, dental, insurance, and other plans as are generally provided to personnel of the Company. The Company shall pay a car allowance of $600 per month plus operating and insurance costs. The Company shall further pay annual membership for two clubs employed for business purposes to an amount not to exceed $8,000 in aggregate. The Company agrees that the board of directors will in good faith annually consider reasonable industry standard bonuses based on the performance of the Company.

4.2 Review and Adjustment to the Fee. It is agreed that the Fee will be reviewed on an annual basis commencing on the Effective Date and during the Term and during the continuance of this Agreement and shall be adjusted upward, from time to time, by a minimum of either the greater of (a) five percent (5%) or (b) such other amount as may, from time to time, be independently determined to equate to such annual remuneration which is then being paid by similar companies in similar industry sectors to their senior executive officers and/or directors as may be in the position of Mr. Pollock with the Company. In the event that the Parties cannot agree then the matter may be arbitrated unless the Parties elect to permit the 5% adjustment to apply.

4.3 Stock Options. It is hereby understood and agreed that, as soon as conveniently possible after the Effective Date and, in any event, during the Term and during continuance of this Agreement, the Consultant will be granted, subject to the rules and policies of such regulatory authorities and/or stock exchange(s) which, from time to time, may have jurisdiction over the affairs of the Company, an incentive stock option or stock options to acquire common shares in the Company (each an "Option"). When exercised such stock option shall be renewed at the earliest possible time and at the best price available under prevailing regulation and practice. It is also hereby understood and agreed that any such Option will be exercisable for a period of at least two years from the date of granting and, in any event, for so long as this Agreement is in existence and for a period of at least 30 calendar days thereafter, at the best exercise price granted to other officers and directors from time to time and at a size at least equal to that granted to other senior officers and directors.

4.4 Reimbursement of Expenses. It is agreed that the Consultant shall be reimbursed for all expenses incurred by the Consultant for the benefit of the Company (collectively, the "Expenses") and which Expenses shall be payable by the Company within 30 days of delivery by the Consultant of written substantiation on account of each such reimbursable Expense.

                                    Article 5
            ADDITIONAL OBLIGATIONS OF THE CONSULTANT AND THE COMPANY
            --------------------------------------------------------

5.1 Reporting by the Consultant. The Consultant will provide its reports on its activities to the Board of Directors at their periodic meetings or at such other times as the board may reasonably request.

5.2 Confidentiality by the Consultant. The Consultant will not, except as authorized or required by the Consultant's duties hereunder, reveal or divulge to any person or companies any information concerning the organization, business, finances, transactions or other affairs of the Company, or of any of its subsidiaries, which may come to the Consultant's knowledge during the Term and during the continuance of this Agreement, and the Consultant will keep in complete secrecy all confidential information entrusted to the Consultant and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company's respective businesses. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

5.3 Compliance with Applicable Laws by the Consultant. The Consultant will comply with all Canadian, U.S. and foreign laws, whether federal, provincial or state, applicable to the Consultant's duties hereunder and, in addition, hereby represents and warrants that any information which the Consultant may provide to any person or company hereunder will, to the best of the Consultant's knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

5.4 Opinions, Reports and Advice of the Consultant. The Consultant acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Consultant to the Company in connection with the Consultant's engagement hereunder are intended solely for the Company's benefit and for the Company's use only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Company. In this regard the Consultant covenants and agrees that the Company may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Company's sole and absolute discretion. The Consultant further covenants and agrees that no public references to the Consultant or disclosure of the Consultant's role in respect of the Company be made by the Consultant without the prior written consent of the Company in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Company, be provided by the Consultant to the Company in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Company from time to time.

5.5 Consultant's Business conduct. The Consultant warrants that it shall conduct its Services and other related activities in a manner which is lawful and reputable and which brings good repute to the Company, the Consultant and the Business. In this regard the Consultant warrants to provide all Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Company.

5.6 Right of Ownership to the Business and related Property. The Consultant hereby acknowledges and agrees that any and all Business, other Company assets, together with any improvements derived therefrom, and any patents, copyright, trade marks or trade names used in connection with the same (collectively, the "Property"), are wholly owned and controlled by the Company. In this regard the Consultant hereby further covenants and agrees not to, during or after the Term, contest the title to any of the Company's Property interests, in any way dispute or impugn the validity of the Company's Property interests or take any action to the detriment of the Company's interests therein. The Consultant acknowledges that, by reason of the unique nature of the Property interests, and by reason of the Consultant's knowledge of and association with the Property interests during the Term, the aforesaid covenant, both during the term of this Agreement and thereafter, is reasonable and commensurate for the protection of the legitimate business interests of the Company. The Consultant hereby further covenants and agrees to immediately notify the Company of any infringement of or challenge to the any of the Company's Property interests as soon as the Consultant becomes aware of the infringement or challenge.


                                    Article 6
                      INDEMNIFICATION AND LEGAL PROCEEDINGS
                      -------------------------------------

6.1 Indemnification. The Parties hereto hereby each agree to indemnify and save harmless the other Party hereto and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, employees and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

6.2 No Indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

6.3 Claim of Indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

6.4 Notice of Claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either of the Parties hereto, the Indemnified Party will give both Parties hereto prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

6.5 Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

6.6 Legal Proceedings. Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

     (a)  such counsel has been authorized by the relevant Party;

     (b) the relevant Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

     (c) the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

     (d) there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

6.7 Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party on the one hand and the Indemnified Party on the other, but also the relative fault of relevant Party and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

                                    Article 7
                                  FORCE MAJEURE
                                  -------------

7.1 Events. If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

7.2 Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure under section "7.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.


                                    Article 8
                                   ARBITRATION
                                   -----------

8.1 Matters for Arbitration. The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

8.2 Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof, that any Party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section "8.3" hereinbelow.

8.3 Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed in accordance with the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

8.4 Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.


                                    Article 9
                               GENERAL PROVISIONS
                               ------------------

9.1 Entire Agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

9.2 No Assignment. This Agreement may not be assigned by either Party hereto except with the prior written consent of the other Party.

9.3 Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

9.4 Time of the Essence. Time will be of the essence of this Agreement.

9.5 Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

9.6 Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of Canada.

9.7 Further Assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

9.8 Representation and Costs. It is hereby acknowledged by each of the Parties hereto that, as between the Company and the Consultant herein, Devlin Jensen acts solely for the Company, and that the Consultant has been advised by both Devlin Jensen and the Company to obtain independent legal advice with respect to the Consultant's review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Devlin Jensen shall be at the cost of the Company.

9.9 Applicable Law. The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia.

9.10 Severability and Construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

9.11 Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

9.12 Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the execution date as set forth on the front page of this Agreement.

9.13 No Partnership or Agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Party, nor create any fiduciary relationship between them for any purpose whatsoever.

9.14 Consents and Waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

     (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement; or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

     IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals as at the Effective Date as hereinabove determined.


The COMMON SEAL of                                   )
Olympic Resources Ltd.,                              )
-----------------------                              )
the Company herein,                                  )
was hereunto affixed in the presence of:             )


/s/ Patrick Forseille                                )
---------------------                                )
Authorized Signatory                                 )



The COMMON SEAL of                                   )
DWP Consultants                                      )
---------------                                      )
the Consultant herein,                               )
was hereunto affixed in the presence of:             )


/s/ Daryl Pollock                                    )
-----------------                                    )
Authorized Signatory                                 )